Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-139733 on Form S-8 of our report dated June 26, 2015, relating to the financial statements and supplemental schedule of the Bank of North Carolina Savings and Profit Sharing Plan and Trust, appearing in this Annual Report on Form 11-K of BNC Bancorp as of December 31, 2014 and for the seven month period from June 1, 2014 to December 31, 2014.

Raleigh, North Carolina
June 26, 2015